                                                                      EXHIBIT 13

NON-STANDARDIZED QUOTATIONS

     This schedule presents the formulas and calculations employed in producing non-standardized investment results. Amount and Compound Growth Rate calculations are shown for all base periods disclosed.

     The formula for calculating the current Amount of an originally invested $10,000 for a particular base period is:

     CP - (X/Y) * $10,000

     where:

          CP= Amount at End of Base Period
           X= Accumulation Unit Value at End of Base Period
           Y= Accumulation Unit Value at Beginning of Base Period

     The formula for calculating the Compound Growth Rate for a particular base period is:

                   (1/N)
         GR = (X/Y)      - 1

     Where:

          GR= Annualized Return
           X= Accumulation Unit Value at End of Base Period
           Y= Accumulation Unit Value at Beginning of Base Period
           N= Number of Years of Fund Performance Being Evaluated

Separate Account N - Standardized 1 Year Returns

ONE YEAR RETURNS PERIOD ENDING 6/30/00

                        Bond
     Fund Value         $1,097.60
     Surr Charge        $   60.00
     Final Value        $1,037.60
     Annual Return          3.76%

Calculation of Annual Return

Final Value = 1,000 * (6/30/00 Unit Value / 6/30/99 Unit Value)
Surrender Charge

Annual Return = Final Value / 1,000 - 1

Unit Value

Date              Bond
----              ----
6/30/99           4.181866
6/30/00           4.590005

FIVE YEAR RETURNS PERIOD ENDING 6/30/00

                           Bond
One Year                   $  979.21

Two Year                   $1,083.46

Three Year                 $1,115.06

Four Year                  $1,186.36

Five Year                  $1,302.15

Calculation of Annual Return

Final Value Year One = 1,000 * (6/30/96 Unit Value / 6/30/95 Unit Value)

Final Value Year Two = Final Value Year One * (6/30/97 Unit Value / 6/30/96 Unit Value)

Final Value Year Three = Final Value Year Two * (6/30/98 Unit Value / 6/30/97 Unit Value)

Final Value Year Four = Final Value Year Three * (6/30/99 Unit Value / 6/30/98 Unit Value)

Final Value Year Five = Final Value Year Four * (6/30/00 Unit Value / 6/30/99 Unit Value)

Annual Return = (Final Value Year Five / 1000) * (1/5) - 1

Unit Values

Date              Bond
----              ----
6/30/95           3.524949
6/30/96           3.451666
6/30/97           3.819158
6/30/98           3.930525
6/30/99           4.181866
6/30/00           4.590005


Separate Account N - Standardized 10 Year Returns

TEN YEAR/LIFETIME RETURNS PERIOD ENDING 6/30/00

                  Bond
One Year          $1,099.07

Two Year          $1,152.51

Three Year        $1,251.98

Four Year         $1,420.15

Five Year         $1,591.95

Six Year          $1,558.86

Seven Year        $1,724.82

Eight Year        $1,775.12

Nine Year         $1,888.63

Ten Year          $2,072.96

Surr Charge            0.00

Final Value       $2,072.96
Annual Return         7.56%

Separate Account N - Standardized 10 Year/Lifetime Returns

Calculation of Annual Return
For the Bond Fund

Final Value Year One = 1,000 * (6/30/91 Unit Value / 6/30/90 Unit Value)

Final Value Year Two = Final Value Year One * (6/30/92 Unit Value / 6/30/91 Unit Value)

Final Value Year Three = Final Value Year Two * (6/30/93 Unit Value / 6/30/92 Unit Value)

Final Value Year Four = Final Value Year Three * (6/30/94 Unit Value / 6/30/93 Unit Value)

Final Value Year Five = Final Value Year Four * (6/30/95 Unit Value / 6/30/94 Unit Value)

Final Value Year Six = Final Value Year Five * (6/30/96 Unit Value / 6/30/95 Unit Value)

Final Value Year Seven = Final Value Year Six * (6/30/97 Unit Value / 6/30/96 Unit Value)

Final Value Year Eight = Final Value Year Seven * (6/30/98 Unit Value / 6/30/97 Unit Value)

Final Value Year Nine = Final Value Year Eight * (6/30/99 Unit Value / 6/30/98 Unit Value)

Final Value Year Ten = Final Value Year Nine * (6/00 Unit Value / 6/30/99 Unit Value)

Annual Return = (Final Value Year Ten / 1,000 * (1/10) - 1

Unit Values

Date              Bond
----              ----
6/30/90           2.214231
6/30/91           2.433591
6/30/92           2.551916
6/30/93           2.772179
6/30/94           3.144542


6/30/95           3.524949
6/30/96           3.451666
6/30/97           3.819158
6/30/98           3.930525
6/30/99           4.181866
6/30/00           4.590005

Period (in years) 10.0000

Non-Standardized Performance - Separate Account N

Accumulated Amounts

               Base Period
Years    Start Date     End Date       Bond
 1       6/30/99        6/30/00        $1,097.60
 2       6/30/98        6/30/99        $1,167.78
 3       6/30/97        6/30/98        $1,201.84
 4       6/30/96        6/30/97        $1,329.79
 5       6/30/95        6/30/96        $1,302.15
 Life                                  $4,590.01

Accumulated Amounts = (End Date Unit Value / Start Date Unit Value * 1,000

Compound Growth Rates

               Base Period
Years    Start Date     End Date       Bond
  1      6/30/99        6/30/00        9.76%
  2      6/30/98        6/30/99        8.06%
  3      6/30/97        6/30/98        8.32%
  4      6/30/96        6/30/97        7.39%
  5      6/30/95        6/30/96        5.42%
 Life                                  9.67%

One Year Return = 6/30/00 Unit Value / 6/30/99 Unit Value - 1
Two Year Return = 6/30/00 Unit Value / 6/30/98 Unit Value - (1/2) - 1
Three Year Return = 6/30/00 Unit Value / 6/30/97 Unit Value - (1/3) - 1
Four Year Return = 6/30/00 Unit Value / 6/30/96 Unit Value - (1/4) - 1
Five Year Return = 6/30/00 Unit Value / 6/30/95 Unit Value - (1/5) - 1
Life Return = 6/30/00 Unit Value/Inception Date Unit Value) - (1/period) - 1

Non-Standardized Performance - Separate Account N

Unit Values

Date              Bond
----              ----
6/30/00           4.590005
6/30/99           4.181866
6/30/98           3.930525
6/30/97           3.819158
6/30/96           3.451666
6/30/95           3.524949

Life Return

Inception Date/Start Date  12/28/81
Unit Value                 1.000000
Period (Years)             19.5055